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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On June 13, 2012, Ted W. Love, M.D. was elected to the Board of Directors of Amicus Therapeutics, Inc. (the “Company”) as a Class I director. Dr. Love joins the Board of Directors as an independent director and is expected to serve on the Nominating and Corporate Governance Committee and Science and Technology Committee.

There is no arrangement or understanding between Dr. Love and any other person pursuant to which Dr. Love was elected as director of the Company. There are no relationships or transactions in which Dr. Love has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s 2012 Annual Meeting of Stockholders held on June 13, 2012, the Company’s stockholders elected Sol J. Barer, Ph.D., Donald J. Hayden, Jr. and James M. Topper, M.D., Ph.D. as Class II directors each to serve a three-year term expiring at the 2015 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The final voting results on these matters were as follows:

1.             Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sol J. Barer, Ph.D.	24,394,587	10,735,637	7,773,405
Donald J. Hayden, Jr	29,655,542	5,474,682	7,773,405
James M. Topper, M.D., Ph.D.	24,394,587	10,735,637	7,773,405

2.                                       Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
42,713,476	190,153	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 19, 2012	By:	/s/ PETER M. MACALUSO
	Name:	Peter M. Macaluso
	Title:	Secretary